UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 31, 1997

                         CUC International Inc.
          (Exact Name of Registrant as Specified in Charter)


             Delaware               1-10308            06-0918165
(State or Other Jurisdiction      (Commission       (I.R.S. Employer
  of  Incorporation)              File Number)      Identification No.)


       707 Summer Street
     Stamford, Connecticut                                06901
(Address of Principal Executive Offices)               (Zip Code)


                             (203)324-9261
            (Registrant's telephone number, including area code)


                            Not applicable
(Former Name or Former Address, if Changed Since Last Report)



ITEM 5.   OTHER EVENTS

     On January 31, 1997, CUC International Inc. (the "Company") announced that it has commenced a private offering of $450.0 million principal amount of its convertible subordinated notes due February 15, 2002, subject to the initial purchasers' over-allotment option to purchase up to an additional $112.5 million principal amount of such notes. The offering is being made to qualified institutional buyers, to certain institutional accredited investors and to certain non-U.S. persons in offshore transactions exempt from registration under United States federal securities laws.

     The Company intends to use the net proceeds from the sale of the notes for general corporate purposes, including to finance potential business acquisitions and strategic alliances that complement the Company's businesses and implement its growth strategy.

     The information set forth in the press release attached hereto as Exhibit 99 is incorporated herein by reference in its entirety.

ITEM 7.   EXHIBITS

     c.  Exhibits

     99.  Press Release issued by CUC International Inc. on
January 31, 1997.





                           SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                           CUC International Inc.
                          (Registrant)





Date: January 31, 1997    By: COSMO CORIGLIANO
                              Cosmo Corigliano - Senior Vice President
                              and Chief Financial Officer
                              (Principal Financial and Accounting Officer)






                          EXHIBIT INDEX

Exhibit No.                                  Page No.

99             Press Release issued by            5
               CUC International Inc. on
               January 31, 1997